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                                                                    EXHIBIT 10.1

                          FORM OF EMPLOYMENT AGREEMENT

        This Employment Agreement ("Agreement") is effective November 30, 2000 ("Effective Date") by and between Raining Data Corporation, a Delaware corporation ("Employer"), located at 17500 Cartwright Road, Irvine, California 92614 and [Individual] ("Executive"), 5 Rue Marselle, Newport Beach, California 92660. This Agreement supersedes all previous employment or service agreements, whether written or oral or express or implied, between Executive, PickAx, Inc., Pick Systems and/or Employer or any subsidiary or affiliate thereof.

        WHEREAS, Employer desires to employ Executive on the terms and conditions more fully described herein.

        WHEREAS, Executive desires to be employed by Employer on the terms and conditions more fully described herein.

        NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT. Employer hereby employs Executive and Executive hereby accepts employment with Employer upon the terms and conditions set forth herein.

2. TERM. Subject to the provisions of Section 8 below, the initial term ("Initial Term") of Executive's employment with Employer under this Agreement shall commence on November 30, 2000 and shall continue until [Term] ("Expiration Date"). Following the Expiration Date the employment of Executive shall become and shall remain "at will" at all times. Employer thereupon may terminate Executive's employment with Employer at any time, without any advance notice, for any reason or no reason at all, notwithstanding any provision to the contrary contained in or arising from any statements, policies or practices of Employer relating to the employment, discipline or termination of its employees, subject to any obligation of Employer to pay certain severance payments in the event of a termination without cause hereunder. The Initial Term and any additional period of employment following the Initial Term hereunder is referred to herein as the "Employment Period."

3. DUTIES. Executive shall be employed as the [Title] of Employer and shall have such duties as are reasonable and customary for such a position and such other duties as set forth in Employer's Bylaws or as may be assigned to the Executive by Employer. Executive shall faithfully and diligently perform all of those duties assigned or delegated to him by Employer. Except as otherwise agreed, Executive shall devote his entire time, attention, skill and energy during normal business hours exclusively to the business of Employer and shall



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cooperate fully with the Board of Directors of Employer and other senior management in the advancement of the best interests of Employer. Nothing herein, however, shall prevent Executive from engaging in additional activities in connection with personal investments and community affairs which do not interfere or conflict with his duties hereunder. If Executive is elected as a director of Employer, he agrees to fulfill the duties of such office without additional compensation.

4. COMPENSATION.

    (a) BASE SALARY. Executive's base salary shall be [Compensation] annually for all services rendered under this Agreement, paid in installments in accordance with Employer's customary payroll practices but not less frequently than semi-monthly and subject to all tax withholdings and reporting. Executive's salary may be modified at the discretion of Employer's Compensation Committee and the Board of Directors.

    (b) BONUSES. Employer's Compensation Committee and the Board of Directors shall determine the terms and conditions of bonuses and financial incentives, if any, provided to Executive during the Employment Period.

5. EXPENSES AND BENEFITS. Executive may incur reasonable expenses, including without limitation, expenses for travel, meals, entertainment, work related education, association membership fees, promotion of Employer and other expenses, in the performance of his duties hereunder in furtherance of the business and affairs of Employer, subject to compliance by Executive with such policies regarding expenses and expense reimbursement as may be adopted from time to time by Employer. Employer agrees to promptly reimburse Executive for all such reasonable expenses, in all cases upon the presentation by Executive of an itemized account satisfactory to Employer in substantiation of such expenses.

6. VACATIONS. Executive shall be entitled to two (2) weeks of paid vacation, annually, in accordance with the policies of Employer in effect, from time to time, as determined by Employer.

7. OTHER BENEFITS. Employer shall provide Executive with health, welfare and insurance benefits to the extent and on the same terms as it provides such benefits to its other executive officers. Executive shall also be entitled to participate in and receive any fringe benefits or perquisites which may become available to Employer's executives. Executive shall, during the Employment Period, be eligible to participate in all such pension, profit sharing, bonus, stock option, life insurance, hospitalization, disability insurance, major medical and other benefit plans of Employer which may be in effect from time to time, to the extent he is eligible under the terms of those plans; provided, however, that the allocation of benefits under any bonus or other plan which provides that allocations thereunder shall be in the discretion of the Board of Directors of Employer, as determined from time to time solely by the Board of Directors.


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8. TERMINATION.

    (a) DEATH. Employment by Employer of Executive pursuant to this Agreement shall be terminated upon the death of Executive. In the event that this Agreement is terminated pursuant to this Section 8(a), the heirs or devisees of Executive shall be entitled to:

        (i) The base salary and benefits to be paid or provide to Executive under this Agreement through the Date of Termination, as defined in
        Section 8(f) below and, in the event Employer introduces a cash bonus program, a pro rata bonus under such plan;

        (ii) Exercise any applicable stock options ("Options") in accordance with the schedule and terms set forth in the applicable Option Plan, provided that such Options are vested at the time of such Date of Termination. To the extent any Options are not vested as of the Date of Termination, these Options shall cease and be of no further force or effect.

    (b) DISABILITY. As may be permitted by law, Employment by Employer of Executive pursuant to this Agreement may be terminated by written notice to Executive at the Option of Employer, in the event that Executive has been unable to perform his duties and responsibilities by reason of physical or mental illness or accident for any consecutive ninety (90) day period or more than one hundred and twenty (120) days in any twelve-month period. In the event that this Agreement is terminated by Employer pursuant to this
    Section 8(b), Executive shall be entitled to:

        (i) The base salary and benefits to be paid or provided to Executive under this Agreement through the Date of Termination and, in the event Employer introduces a cash bonus program, a pro rata bonus under such plan;

        (ii) Exercise any applicable stock options ("Options") in accordance with the schedule and terms set forth in the applicable Option Plan, provided that such Options are vested at the time of the Date of Termination. To the extent any Options are not vested as of the Date of Termination, these Options shall cease and be of no further force or effect.


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    (c) BY EMPLOYER FOR CAUSE. This Agreement may be terminated by Employer for
    "Cause," which, for the purpose of this Agreement shall mean:

        (i) The commission by Executive of fraud, dishonesty, or other act of intentional wrongdoing causing harm to Employer;

        (ii) The commission by Executive of a felony;

        (iii) Any act of gross negligence or malfeasance by Executive causing material harm to Employer;

        (iv) Misfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; or

        (v) Any breach by Executive of any material term of this Agreement.

            In order to terminate this Agreement for Cause, Employer shall provide written notice to Executive ("Notice of Termination") which shall specify the allegations that Employer believes to constitute Cause, and Executive shall have thirty (30) days from receipt of such Notice of Termination to cure such Cause, if curable, provided that 8(c)(i) and 8(c)(ii) above shall be deemed to be incurable.

            In the event the employment by Employer of Executive is terminated pursuant to this Section 8(c), Executive shall be entitled to the base salary and benefits to be paid or provided to Executive under this Agreement through the Date of Termination; and entitled to exercise any applicable Options in accordance with the schedule and terms set forth in the applicable Option Plan, provided that such Options are vested at the time of such Date of Termination. To the extent any Options are not vested as of the Date of Termination, these Options shall cease and be of no further force or effect.

    (d) BY EMPLOYER WITHOUT CAUSE. The employment by Employer of Executive pursuant to this Agreement may be terminated by Employer at any time without cause, by delivery of a Notice of Termination to Executive. In the event that the employment by Employer of Executive pursuant to this Agreement is terminated by Employer pursuant to this Section 8(d), Executive shall be entitled to:

        (i) The base salary, benefits and pro rata bonus to be paid or provided to Executive under this Agreement through the Date of Termination;

        (ii) A severance payment equal to his regular base salary for a period of six (6) months from the Date of Termination, to be paid in equal payments in accordance with the regular pay periods for employees of Employer during such period and subject to all tax withholdings and reporting.


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        (iii) Exercise any applicable stock Options in accordance with the schedule and terms set forth in the applicable Option Plan(s), provided that such Options are vested at the time of such Date of Termination. In the event that this Agreement is terminated pursuant to this Section 8(d), and to the extent the Options are not vested, the Options shall cease and be of no further force or effect.

    (e) BY EXECUTIVE. In the event the employment by Employer of Executive pursuant to this Agreement is terminated by Executive for any reason, Executive shall be entitled to:

        (i) The base salary and benefits to be paid or provided to Executive under this Agreement through the Date of Termination; and

        (ii) Exercise any applicable stock Options in accordance with the schedule and terms set forth in the applicable Option Plan(s), provided that such Options are vested at the time of such Date of Termination. In the event that this Agreement is terminated pursuant to this Section 8(e), and to the extent the Options are not vested as of the Date of Termination, the Options shall cease and be of no further force or effect.

    (f) "DATE OF TERMINATION". Executive's Date of Termination shall be:

        (i) If Executive's employment by Employer is terminated pursuant to
        Section 8(a) hereof, the date of his death; and

        (ii) If Executive's employment by Employer is terminated for any other reason or event, the last day Executive worked at Employer.

    (g) TERMINATION OBLIGATIONS; SURVIVAL. All obligations and releases of Executive hereunder and any and all claims, actions and causes of action of a party in existence on the Date of Termination shall survive termination of employment or this Agreement.

9. NON-DISCLOSURE COVENANT; INVENTIONS. Executive acknowledges that:

        (i) During the Employment Period and as a part of his employment, Executive will develop or be afforded access to Confidential Information;

        (ii) Public disclosure or unauthorized use of such Confidential Information could have a material adverse impact on Employer and its business; and


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        (iii) Executive possesses substantial technical expertise and skill with respect to Employer's business. Employer desires to obtain exclusive ownership of any Inventions created by Executive, as defined in Subsection 9 (b) below, and the parties hereto acknowledge that Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of such Inventions.

        As used in this Agreement, the term "Confidential Information" shall mean inventions and improvements (including, without limitation, those involving Inventions), ideas, plans, processes, techniques, technology, source code, other computer code, software, intellectual property, trade secrets, customer lists, and other information developed or acquired by or on behalf of Employer which relate to or affect any aspect of Employer's business and affairs and which are not available to the general public. In consideration of the foregoing and in consideration of continued employment by Employer and the compensation and benefits paid or provided and to be paid or provided to Executive by Employer, Executive hereby covenants and agrees as follows:

        (a) Both during and after the Employment Period, Executive shall not, without Employer's prior written consent, disclose to any third party, or use for any purpose other than for the exclusive benefit of Employer, any Confidential Information, whether Executive has such information in his memory or embodied in writing or other physical form. Executive agrees that disclosures made by Employer to governmental authorities, to its customers or potential customers, to its suppliers or potential suppliers, to its employees or potential employees, to its consultants or potential consultants or disclosures made by Employer in any litigation or administrative or governmental proceedings shall not mean that the matter so disclosed are available to the general public. The foregoing, however, shall not limit Employer's authority to determine whether or not any such information has been so disclosed. Executive shall not remove from Employer's premises, except when specifically authorized in pursuit of Employer's business, any document, record, notebook, plan, model, component, or device. Executive recognizes that, as between Employer and Executive, all such documents, records, notebooks, plans, models, components or devices, whether or not developed by Executive, are the exclusive property of Employer. In the event of termination of Executive' s employment with Employer, or upon the earlier request of Employer during the Employment Period, Executive shall disclose and return to Employer all documents, records, notebooks, plans, models, components, and devices in Executive's possession or subject to Executive's control. Executive shall not retain any copies, abstracts, sketches or other physical embodiment of any such document, record, notebook, plan, model, component or device.

        (b) Executive agrees that the term "Invention" shall include any ideas, inventions, techniques, modifications, processes or improvements, whether patentable or not, and any industrial design, whether registerable or not, created, conceived or developed by Executive, either solely or in conjunction with others, during the term of Executive's employment by Employer, provided that such invention relates in any way to, or is useful in any manner in the business then conducted or proposed to be conducted by Employer. As used in this Agreement, the term "Invention" shall also include any idea, invention, technique, modification, process, improvement and


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industrial design created by Executive, either solely or in conjunction with others, after the termination of Executive's employment with Employer, which is based upon or uses Confidential Information and relates in any way to, or is useful in any manner in, the business now or then being conducted by Employer. Executive agrees that all rights and all ownership of any Invention shall belong exclusively to Employer; except to the extent that California Labor Code Section 2870 lawfully prohibits the assignment of rights in such Inventions. Executive acknowledges that he understands that this definition is limited by California Labor Code Section 2870, which provides:

        "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

            (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

            (2) Result from any work performed by the employee for the employer.

        (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

Nothing in this Agreement is intended to expand the scope of protection provided Executive by Sections 2870 through 2872 of the California Labor Code. To the extent that any Invention or other Confidential Information is not otherwise deemed owned exclusively by Employer hereunder, subject to the provisions of the foregoing Section 2870, Executive further assigns and transfers all right, title and interest in and to such Invention or other Confidential Information to Employer on a continuous basis during the Employment Period.


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        Executive further agrees that he shall:

            (i) Promptly disclose any Invention to Employer in writing;

            (ii) Promptly assign to Employer or to a party designated by Employer, at its request and without additional compensation, Executive's entire rights to the Invention for the United States and for all foreign countries;

            (iii) Promptly execute and deliver to Employer such applications, assignments and other documents as Employer may reasonably require in order to apply for and obtain patents or other registrations on any Invention in the United States and in any foreign countries;

            (iv) Promptly sign and deliver all instruments and other papers necessary to carry out the foregoing obligations; and

            (v) Give testimony and render any other assistance, but without expense to Executive, in support of Employer's rights to any Invention.

        Executive recognizes that should a dispute or controversy arising from or relating to the provisions of this Section 9 be submitted for resolution to any arbitration panel or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. Consequently, insofar as may be necessary to preserve the secrecy of any Confidential Information, Executive agrees that issues of fact, the resolution of which would require the disclosure of Confidential Information, shall be conducted under a blanket confidentiality agreement executed by all participants in the arbitration proceedings. Executive also agrees that all pleadings, documents, testimony and records relating to any such arbitration shall be maintained in secrecy and shall be available for inspection by Employer, Executive and their respective attorneys and experts who shall agree, in advance and in writing, to receive and maintain all such information in secrecy.

10. DEFINITION OF "PERSON." The term "person" shall mean any individual, corporation, firm, enterprise, association, partnership, other legal entity or other form of business organization.

11. COMPLIANCE WITH OTHER AGREEMENTS. Executive represents and warrants that the execution and delivery by Executive of this Agreement and the performance by Executive of his obligations hereunder will not, with or without the giving of notice or the passage of time, or both:

        (a) Violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to Executive; or

        (b) Conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which he is or may be bound.

12. NON-COMPETITION. Executive acknowledges that this Agreement has been entered into in conjunction with, and as a condition of, the merger between PickAx, Inc. ("Pick") and Omnis Technology Corporation pursuant to the Agreement and Plan of Merger between Employer and Pick and certain other parties dated as of August 23, 2000. Executive further acknowledges that he was a substantial shareholder and/or optionholder of PickAx, Inc.; a key and significant member of either the management and/or the technical workforce of PickAx, Inc.; and that Omnis Technology Corporation


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has paid Executive substantial consideration in order to purchase Executive's stock and/or option interest in PickAx, Inc. Unless otherwise agreed in writing by the Board of Directors of Employer in its discretion, Executive agrees, that during the Employment Period and for one (1) year following termination of Executive's employment with Employer, Executive shall not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of PickAx, Inc. or its subsidiary Pick Systems, Inc. at the time of the merger; provided however that such restriction shall not apply to any investment representing an interest of up to three percent (3%) of an outstanding class of publicly-traded securities of any company or other enterprise which is competitive with Employer.

13. NON-SOLICITATION. During the Employment Period and for one (1) year following termination of Executive's employment with Employer, unless Employer's Board of Directors otherwise agrees in writing in its discretion, Executive shall not: (a) encourage or solicit any of Employer's employees to terminate employment with Employer for any reason; (b) interfere in any other manner with the employment relationships between Employer and its employees; (c) directly or indirectly solicit business from any customer or client of Employer; (d) induce any of Employer's customers or clients to terminate their existing business relationship with Employer; and (e) interfere in any other manner with any existing business relationship between Employer and any customer, client or other third party. Executive acknowledges that monetary damages may not be sufficient to compensate Employer for any economic loss that may be incurred by reason of Executive's breach of the foregoing restrictions. Accordingly, in the event of any such breach, Employer shall be, in addition to the termination of this Agreement and any legal remedies available to Employer, entitled to obtain equitable relief, such as an injunction, to prevent Executive from damaging Employer.

14. RELEASES.

        (a) As material consideration for the entering into this Agreement by Employer, and notwithstanding any contrary provision hereof, Executive hereby fully and forever releases and discharges Employer and each and all of its officers, directors, shareholders, employees, agents, parents, subsidiaries, affiliates, representatives, legal counsel, insurers, precessors, successors and assigns (including but not limited to PickAx, Inc. and Pick Systems, Inc.) (collectively the "Company Parties") from any and all claims, demands, losses, damages, costs, liabilities, actions or causes of action whatsoever in law or in equity and of any kind or nature, whether known or unknown, which Executive has, ever had or may have against Employer or any of the Company Parties by reason of any act, event or transaction occurring or existing at any time prior to or up to and including the Effective Date, including without limitation any and all claims related to or arising during the prior employment of Executive or any termination of or change to his employment. The foregoing releases are made by Executive on his


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own behalf and on behalf of each and all of his heirs, devisees, spouses, agents, representatives, legal counsel, insurers, successors and assigns. Said released claims include without limitation all claims arising under federal, state and local statutory or common law, including but not limited to Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, and/or the law of contract or tort; other than any claims (if any and without any admission of liability) made solely under the Age Discrimination in Employment Act.

        (b) In connection with such releases Executive expressly waives any right or benefit available in any capacity under the provisions of Section 1542 of the Civil Code of California, which provides:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR;

or any similar law of any other applicable jurisdiction.

        (c) Executive represents and warrants that he is the sole and lawful owner of all right, title and interest in and to each of the claims and matters being released and discharged herein; and that he has not assigned or transferred or attempted to assign or transfer and will not assign or transfer or attempt to assign or transfer all or any part of any claim or matter released hereunder or any rights or interest therein to any other person or entity at any time. The foregoing provisions do not constitute any admission of liability by any party or other person or entity.

15. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

16. AUTHORITY. Each party represents and warrants that such party has the full right, power, legal capacity and authority to enter into and execute this Agreement and to discharge all of his or its obligations under the terms hereof, and that such party does not have any outstanding obligation and is not a party to any outstanding agreement which obligation or agreement is inconsistent with this Agreement. This Agreement has been duly executed and delivered by said party, and constitutes his or its valid and legally binding agreement and obligation and is enforceable in accordance with its terms.

17. NO ASSIGNMENT. The performance of Executive is personal hereunder, and Executive agrees that he shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement.


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18. BINDING EFFECT; BENEFITS. Subject to the restrictions of Section 17 hereof, this Agreement shall inure to the benefit or detriment of, and shall be binding upon, the parties hereto and their respective affiliates, successors, assigns, heirs, devisees, spouses, agents, and legal representatives, including without limitation any entity with which Employer merges or consolidates with or any entity or person to which Employer sells or otherwise transfers all or substantially all of its capital stock and/or assets.

19. NOTICES. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or by a recognized national overnight courier service or three (3) days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the addresses set forth above (as the same may be changed from time to time by notice given under the terms of this Section) or the last known business or residence address of such parties.

20. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof; provided however that any confidential or proprietary information or inventions under any prior agreement between the parties will be part of the Confidential Information and Inventions hereunder. To the extent that the practices, policies or procedures of Employer, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive's duties or compensation will not affect the validity or scope of this Agreement.

21. SEVERABILITY. If any provision or provisions of this Agreement shall be declared invalid or unenforceable, any such provision or provisions shall be deemed severed from the remainder of the provisions contained herein which shall otherwise remain in full force and effect; provided however that if the at-will status of the employment of Executive is held invalid or unenforceable, this Agreement may be terminated at the sole option of Employer upon 30 days written notice.

22. MODIFICATION. Any modification or waiver of this Agreement or additional obligation assumed by any party in connection with this Agreement shall be binding only if mutually agreed to in writing and signed by each party.

23. NON-CONTRAVENTION. The parties agree to refrain from any direct or indirect action or conduct that is designed to circumvent, violate, contravene, minimize, or diminish the terms and conditions of this Agreement.

24. EXECUTION. Any number of copies of this Agreement may be executed, and each copy executed by all parties shall be deemed valid and enforceable.


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25. GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the State of California, including but not limited to the California Arbitration Act (Code Civ. Proc. Section 1280 et seq.), without giving effect to the principles of conflicts of law thereof. Section headings in this Agreement are for the convenience of the parties, are not part of the agreement of the parties and shall not be used in the construction hereof. Whenever in this Agreement the context requires, references to the plural shall include the singular and the singular the plural, and each gender shall include all other genders. This Agreement shall be construed as a whole, according to its fair meaning; and no provision in this Agreement shall be interpreted or construed against any party because such party or its counsel was the drafter thereof.

26. ARBITRATION. The Executive and Employer hereby agree that, to the fullest extent permitted by law, any and all claims or controversies between them (or between Executive and any present or former officer, director, agent, or employee of the Employer or any parent, subsidiary, affiliate or other entity affiliated with the Employer) relating in any manner to Executive's employment or the termination of employment shall be resolved by final and binding arbitration by a neutral arbitrator in accordance with National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("the AAA Rules"). Claims subject to arbitration shall include contract claims, tort claims, claims relating to compensation and stock options, as well as claims based on any federal, state, or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act. However, claims for unemployment compensation, workers' compensation, and claims under the National Labor Relations Act shall not be subject to arbitration. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a court of law.

        Either the Executive or Employer may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither of party shall initiate or prosecute any lawsuit or administrative action in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of the agreement to arbitrate. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief in a court of competent jurisdiction for any claim or controversy arising out of or related to the unauthorized use, disclosure, or misappropriation of the confidential and/or proprietary information of either party. Nothing in this Agreement precludes a party from filing an administrative charge before an agency that has jurisdiction over an arbitrable claim. All arbitration hearings under this Agreement shall be conducted in Orange County, California.


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        THE PARTIES UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A
WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT. THE PARTIES AGREE THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.

27. ATTORNEY'S FEES. In the event that any dispute or arbitration arises in relation to this Agreement or the relationship between the parties and an arbitration award is rendered in favor a one party and against the other, the prevailing party's attorney's fees shall be paid by the non-prevailing party. In all other circumstances, each party shall bear the responsibility for paying its own attorney's fees. None of these attorney's fees provisions shall apply if their terms are prohibited by law or statute.

28. EXECUTIVE ACKNOWLEDGMENT. EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL IN REGARD TO THIS AGREEMENT, THAT HE HAS READ AND UNDERSTANDS THIS AGREEMENT, THAT HE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT HE HAS ENTERED INTO IT FREELY AND VOLUNTARILY AND BASED ON HIS OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.


        IN WITNESS WHEREOF, the parties have entered into and executed this Agreement as of the date first above written.


RAINING DATA CORPORATION                    EXECUTIVE

By:

-------------------------------------       ----------------------------
Bryce J. Burns, Chairman of the Board       [Individual]

                                   APPENDIX A
                     SCHEDULE OF EMPLOYMENT AGREEMENT TERMS


INDIVIDUAL             TITLE                                             COMPENSATION      TERM
----------             -----                                             ------------     ------
Gilbert Figueroa       President and Chief Executive Officer               $289,000       1 year
Richard Lauer          Vice President and Chief Operating Officer          $231,000       1 year
Timothy Holland        Vice President                                      $180,000       1 year
Mario Barrenechea      Vice President                                      $226,320       3 years
Scott Anderson         Vice President Finance, Treasurer and Secretary     $150,000       1 year

Except for Mario Barrenechea who will receive commissions on the Company's revenues, all the officers may receive bonuses from time to time based on predetermined objectives set by the Board of Directors. In addition, Mr. Barrenechea's Agreement does not contain a non-competition provision.